Exhibit 32.1

PACER TECHNOLOGY

Quarterly Report on Form 10-Q

for the Quarter ended September 30, 2003

Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act

The undersigned, who is the Chief Executive Officer of Pacer Technology (the “Company”), hereby certifies that (i) the Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2003

/s/ RICHARD S. KAY

Richard S. Kay
Chairman and Chief Executive Officer